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Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

Basic earnings per share is calculated by dividing net income by the weighted average number of shares outstanding. Stock options are considered common stock equivalents for purposes of calculating diluted earnings per share.

	Pro Forma Year Ended December 31,	CPB Historical Data (1) Year Ended December 31,
	2002	2002	2001	2000	1999	1998
	(Dollars in thousands)
Basic earnings per share computation Numerator:
Net income available to common stockholders	$42,507	$33,283	$28,705	$19,434	$16,326	$15,069
Denominator:
Weighted average common shares outstanding	23,180	15, 931	16,410	17,834	19,260	20,708
Basic earnings per share	$1.83	$2.09	$1.75	$1.09	$0.85	$0.73

Diluted earnings per share computation
Numerator:
Net income available to common stockholders	$42,507	$33,283	$28,705	$19,434	$16,326	$15,069
Denominator:
Weighted average common shares outstanding	23,180	15,931	16,410	17,834	19,260	20,708
Incremental shares from conversion of options	395	395	350	298	220	156

Weighted average diluted shares outstanding	23,575	16,326	16,760	18,132	19,480	20,864

Diluted earnings per share	$1.80	$2.04	$1.71	$1.07	$0.84	$0.72

	CB Bancshares Historical Data (2) Year Ended December 31,
	2002	2001	2000	1999	1998
	(In thousands)
Basic earnings per share computation
Numerator:
Net income available to common stockholders	$13,482	$6,150	$11,218	$306	$8,369
Denominator:
Weighted average common shares outstanding	3,867	3,841	3,898	4,191	4,298
Basic earnings per share	$3.49	$1.60	$2.88	$0.07	$1.95

Diluted earnings per share computation
Numerator:
Net income available to common stockholders	$13,482	$6,150	$11,218	$306	$8,369
Denominator:
Weighted average common shares outstanding	3,867	3,841	3,898	4,191	4,298
Incremental shares from conversion of options	68	51		2	8

Weighted average diluted shares outstanding	3,935	3,892	3,898	4,193	4,306

Diluted earnings per share	$3.43	$1.58	$2.88	$0.07	$1.94

(1)
CPF historical data derived from information contained in CPF's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

(2)
CB Bancshares historical data derived from information contained in CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

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  Exhibit 11